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                                                                    Exhibit 99.1

DIGITAL ISLAND ANNOUNCES COMPLETION OF MERGER WITH SANDPIPER NETWORKS

Appointment of Officers from Both Companies Accelerates Integration of Digital Island and Sandpiper Networks

SAN FRANCISCO, December 29, 1999 - Digital Island, Inc., (NASDAQ: ISLD), the leading global e-Business Delivery Network, announced today the completion of its merger with Sandpiper Networks, Inc. - creating a company that provides a fast, reliable and rich infrastructure capable of supporting the demands of interactive e-Business.

Ruann F. Ernst, formerly chairman, president and CEO of Digital Island, will serve as chairman and CEO of the combined company. Leo Spiegel, the former chairman, president and CEO of Sandpiper Networks, has been appointed president of the combined company. T.L. Thompson, CFO for Digital Island, will continue in the CFO position. Together, these officers will help ensure the continuity of the company's expertise, execution and vision.

"Digital Island continues to remain dedicated to its core principles of providing the best possible experience to the ultimate consumer, as a strategic weapon in helping our own customers expand global brand awareness," Ernst said. "The Internet has become a viable means for global interactive commerce, and that plays to our strength of providing fast content delivery at the edges of the network complemented by our ability to handle centrally controlled transactions that generate e-Business revenues."

"Digital Island was the first global e-Business network, and Sandpiper Networks was the original content delivery network, and we believe this spirit of innovation and leadership will drive the new combined company forward," Spiegel said. "The powerful capabilities of both companies leverage our world-class engineers, networks and intellectual property to empower our customers worldwide."

Since Digital Island and Sandpiper Networks had announced their merger on October 25, 1999, the companies have also announced milestones, including:

   *  America Online as a new customer.

   * Alliances with Sun Microsystems and Inktomi to greatly accelerate Web-site performance through the additional deployment of up to 5,000 Sun servers equipped with Inktomi's Traffic Server over the next three years. Sun and Inktomi also agreed to make strategic investments in Digital Island.

   * Alliance with SRI International, in which SRI is scheduled to receive $10 million in Digital Island stock in exchange for Internet acceleration technology.

   * Strategic alliance with Rhythms NetConnections, Inc. to provide DSL-based, e-Business Delivery Services.

   *  Value America, the world's leading online superstore, as a new customer.

   * The addition of 21 leading i-Builders to Digital Island's Global Partner Program.

   * An alliance with Microsoft Corp. to offer Multicasting and other Streaming Services.

   * A new network operations center in the U.K., and data centers in Japan and Silicon Valley.

   *  The Canon subsidiary, FastNet, as a new customer.

   * ft.com as a new TraceWare(TM) customer to deliver locally relevant advertising worldwide.

   *  Our highest fourth quarter revenues and year-end results to date.

Digital Island(R) is a leading global e-Business Delivery Network. The company's suite of application services for interactive e-Business allows customers and partners to readily integrate content delivery, hosting and intelligent networking to give the ultimate consumer a superior experience. Strategically located Data Centers in the United States, Europe and Asia are directly connected to leading access service providers in 21 countries. In addition, Digital Island operates more than 1,200 content distributors across the Internet, which improve the performance and reduce the cost of hosting high-volume Web
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applications in target markets. This network is expected to grow to 5,000 content distributors in 350 locations worldwide by the year 2003. Digital Island is headquartered in San Francisco.

Important Notice

Digital Island and Sandpiper Networks are registered trademarks of Digital Island, Inc and Sandpiper Networks, Inc. All other trademarks are properties of their respective owners.

This release may contain forward-looking statements that involve risks and uncertainties. Important factors which could cause actual results to differ materially from those in the forward-looking statements, include but are not limited to: the company's short operating history which makes it difficult to predict its future results of operations; the company's history of operating losses and expected future losses which could impede its ability to address the risks and difficulties encountered by companies in new and rapidly evolving markets; the company's future operating results could fluctuate which may cause volatility or a decline in the price of the company's stock; the company may not be able to price its services above the overall cost of bandwidth causing its financial results to suffer; and other factors detailed in the Company's filings with the Securities and Exchange Commission including its recent filing on Form S-1.
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Media contact at Digital Island:
Irwin Greenstein
415/738-4162
Mobile: 415/271-0260
irwin@digitalisland.net
Investor Relations contact at Digital Island:
Tom Thompson
415/738-4162
tomt@digitalisland.net

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